Exhibit 99.1

Greenlane Holdings Inc. Completes $110 Million Private Placement, Prepares to Deploy Funds to Accumulate BERA

●	The Company holds $50M of cash and approximately 55M BERA, valued at $110M based on Binance’s 24-hour VWAP for the period ending at 12:00 a.m. ET on October 23, 2025
●	Ben Isenberg appointed as Chief Investment Officer to manage the Berachain treasury strategy
●	Bruce Linton joins the board as Chairman, and Billy Levy joins as director

BOCA RATON, FL – October 24, 2025 Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN) today announced the successful completion of its previously announced $110 million private placement offering (the “Offering”), consisting of approximately $50 million in cash and stablecoin investment and $59.5 million in BERA tokens. The Offering is supported by the Berachain Foundation, with the investment led by Polychain Capital and with participation by a high-quality group of investors including Blockchain.com, Kraken, North Rock Digital, CitizenX, dao5 and more.

Cash and stablecoin subscribers in the private placement were issued an aggregate of 3,328,012 shares of the Company’s Class A common stock and 9,789,166 pre-funded warrants to purchase common stock. Cryptocurrency subscribers were issued 15,504,902 pre-funded warrants, the exercise of which will be subject to stockholder approval. Additionally, the Company issued strategic advisor warrants to purchase 5,264,757 of common stock to certain advisors providing strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector.

As a result, the Company now holds 54,227,042 BERA tokens on its balance sheet, with an aggregate value of approximately $108 million, based on Binance’s 24-hour volume-weighted average price for the period ending at 12:00 a.m. ET on October 23, 2025. The Company intends to manage these tokens to generate yields through staking and activities and to enhance long-term value as the adoption of the BERA token increases.

The directors and officers of the Company, the Berachain Foundation and Polychain Capital have agreed to 180-day lock-up agreements with respect to their securities of the Company, subject to customary exceptions thereto.

The Company intends to use the net proceeds of the Offering to implement a digital asset treasury strategy, and acquire BERA which will serve as the Company’s primary treasury reserve asset. BERA is the fee token of Berachain, the first Layer 1 blockchain powered by Proof of Liquidity to help businesses scale and power on-chain economies. Greenlane will continue operating its distribution business. The company expects to provide regular updates, including on its BERA acquisitions, treasury performance and governance measures, as it looks to build the largest institutionally managed BERA position in the public markets.

“We are pleased to close this private placement investment,” said Ben Isenberg, Chief Investment Officer, BeraStrategy. “We are excited to move forward with executing our Berachain treasury strategy.”

In connection with the closing, the Company appointed Bruce Linton as Chairman of the Board of Directors and Billy Levy as a director. Bruce Linton previously led Canopy Growth Corporation to a $15B market capitalization and has extensive experience in leading companies across communications and cleantech. Billy Levy is a serial entrepreneur and capital markets executive with a history of building, scaling, and exiting companies across multiple industries, including co-founding Virgin Gaming in collaboration with Sir Richard Branson.

Advisors

Aegis Capital Corp., served as exclusive placement agent for the offering.

Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp. Sichenzia Ross Ference Carmel LLP acted as counsel to the Company. Paul Hastings LLP acted as counsel to Polychain Capital LP.

About Berachain

Berachain (BERA) is the first blockchain powered by Proof of Liquidity, designed to help businesses scale and provide sustainable on-chain economies. Proof of Liquidity provides BERA with a staking yield derived from the revenues or ownership of profitable, revenue-generating companies building on the network. Berachain has raised $150M from leading digital asset investors including Brevan Howard, Framework Ventures, Polychain Capital, Samsung Next, Laser Digital by Nomura, Goldentree Asset Management, SBI VC Trade and more.

About Polychain Capital LP

Polychain Capital, founded in 2016 by Olaf Carlson-Wee, is a premier investor in cryptocurrency protocols and companies. The highly crypto-native firm utilizes a hands-on, participatory approach towards investments with the goal to accelerate the global adoption of crypto.

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.

We proudly offer our own diverse brand portfolio and our exclusively licensed Marley Natural and K.Haring branded products. We also offer a carefully curated set of third-party products through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, PuffItUp.com, HigherStandards.com, Wholesale.Greenlane.com and MarleyNaturalShop.com.

Media

Contacts:

Greenlane Holdings, Inc.	Investor Contact:	IR@greenlane.com or PCG Advisory Kevin McGrath +1-646-418-7002 kevin@pcgadvisory.com

Disclaimers:

The offer and sale of the foregoing securities is being made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock and the shares of common stock underlying the pre-funded warrants. Any offering of the Company’s common stock under the resale registration statement will only be made by means of a prospectus. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and decentralized finance (DeFi) projects involves substantial risk, including the risk of complete loss of investment. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, use of proceeds from the announced PIPE, future announcements and priorities, expectations regarding management, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.